POWER OF ATTORNEY


       The undersigned hereby appoints, authorizes and designates Melody Sullivan and/or Gerard P. Charlier, individuals, signing singly as his/her true and lawful attorney-in-fact to:

    1. Prepare and sign any applicable Form 3, Initial Statement of Beneficial Ownership ("Form 3"), Form 4, Statement of Changes of Beneficial Ownership of Securities ("Form 4"), any applicable Form 5, Annual Statement of Beneficial Ownership of Securities ("Form 5"), and any amendment thereto, with respect to the undersigned's ownership of Paul-Son Gaming Corporation common stock;

    2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable in connection with the filing of any Form 3, Form 4, Form 5 and any amendment thereto, if necessary, with the United States Securities and Exchange Commission; and

       3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned in connection with the filing of any Form 3, Form 4, Form 5 and any amendment thereto, if necessary it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation for and in the name, place and stead of the undersigned, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

       This power of attorney shall remain in full force and effect until the undersigned is no longer required to file any Form 3, Form 4, Form 5 or any amendment thereto, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

       IN WITNESS WHEREOF, the undersigned have caused this power of attorney to be executed as of this 12th day of November 2003.

                                 /s/ Benoit Aucouturier
                                 Benoit Aucouturier

/s/
Herve Morel d'Arleux
Notary
Paris